Exhibit 4.2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), TO PROVIDIAN FINANCIAL CORPORATION, AS ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

PROVIDIAN FINANCIAL CORPORATION

2-3/4% CONVERTIBLE CASH TO ACCRETING SENIOR NOTES
DUE MARCH 15, 2016

No. R-1	CUSIP: 74406AAD4
U.S. $277,200,000 ORIGINAL PRINCIPAL AMOUNT

Providian Financial Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co. or registered assigns on March 15, 2016 the aggregate accreted principal sum of Two Hundred Ninety-One Million Nine Hundred Forty-Nine Thousand Eight Hundred Twelve Dollars in respect of the Two Hundred Seventy-Seven Million Two Hundred Thousand Dollars original principal amount hereof, to pay cash interest on the original principal amount at the rate per annum of 2-3/4% until March 15, 2011, to pay cash interest on such original principal amount at the rate per annum of 1-3/4% from and after March 15, 2011, and to accrete the principal amount hereof after March 15, 2011 at that rate that provides an aggregate annual yield to maturity of 2-3/4% (computed on a semiannual bond equivalent yield basis from March 15, 2011, after giving effect to cash interest paid but excluding contingent interest, if any).  Interest will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid, from March 19, 2004.  The Company will pay interest semi-annually on March 15 and September 15 in each year, commencing September 15, 2004, at the applicable rate per annum as set forth above, until the principal hereof is paid or made available for payment, and pay contingent interest, if any, upon the conditions described herein and in the Indenture. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture, dated as of May 1, 1999, between the Company and J.P. Morgan Trust Company, National Association (as successor in interest to Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago, in such capacity, together with its successors in trust, the “Trustee”), as supplemented by that certain Fourth Supplemental Indenture, dated as of March 19, 2004, between the Company and the Trustee (the Indenture as so supplemented is herein called the “Indenture”).

Payment of the principal of, and cash interest, including contingent interest, if any, on, this Security, including upon any redemption or repurchase hereof, will be made by wire transfer to an account maintained by the payee or its nominee located inside the United States. Payments with respect to the Securities of this series that are not a Global Securities will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:  March 19, 2004

PROVIDIAN FINANCIAL CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

J.P. Morgan Trust Company, National Association, as Trustee

By:
Authorized Signatory

REVERSE SIDE OF SECURITY

2-3/4% Convertible Cash to Accreting Senior Notes due March 15, 2016

1.                                     Indenture; Series Limited in Amount; Ranking

This Security is one of a duly authorized issue of securities of the Company designated on the face hereof (herein collectively referred to as the “Notes”) issued under the Indenture, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.  The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time (the “TIA”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are limited to U.S. $277,200,000 in aggregate original principal amount (U.S. $291,949,812 in aggregate accreted principal amount at maturity), or U.S. $287,500,000 in aggregate original principal amount (U.S. $302,797,875 in aggregate accreted principal amount at maturity) if the underwriters exercise the remainder of their over-allotment option in connection with the initial offering of the Notes, subject to Section 306 of the Indenture.

The Notes are general unsubordinated unsecured obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

2.                                       Paying Agent, Conversion Agent and Registrar.

Initially, the Trustee will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

3.                                       Denominations; Transfer; Exchange.

The Notes are in fully registered form, without coupons, in denominations of $1,000 original principal amount and integral multiples of $1,000 original principal amount. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

4.                                       Contingent Interest.

Commencing with the six-month interest period commencing on March 15, 2011, for each six-month interest period commencing on March 15th or September 15th, if the Trading Price for the Notes for each of the five Trading Days immediately preceding the first day of the applicable six-month interest period (the “Contingent Interest Test Period”) is greater than 120% or more of the original principal amount of the Notes, then the Company will pay contingent interest in an amount per $1,000 original principal amount of Notes equal to 0.3125% of the average Trading Price during the Contingent Interest Test Period. “Trading Price” means, on any date, the trading price per $1,000 original principal amount of the Notes on such date, as determined by the average of the secondary market bid quotations obtained by the Trustee for $5,000,000 original principal amount of Notes at approximately 3:30 p.m., New York City time, on such date from three independent nationally recognized securities dealers selected by the Company; provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, one bid shall be used; and provided further that if the Trustee cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price shall equal the trading price as of the next preceding Trading Day for which the Trustee could reasonably obtain at least one such bid.  The Company will pay contingent interest, if any, semi-annually in arrears on each Interest Payment Date to the Holders of record on the immediately preceding Regular Record Date.  Except as otherwise expressly provided in the Indenture, contingent interest due on this Security shall be treated for all purposes of the Indenture like any other interest accruing on this Security.

5.                                       Contingent Conversion.

Before March 15, 2016, the Holder of this Security shall have the right, at such Holder’s option, to convert the original principal amount of this Security, or any portion of such original principal amount which is a multiple of $1,000, into fully paid and non-assessable shares of Common Stock of the Company (as such shares shall then be constituted) at the Conversion Rate (as defined below) in effect at such time, by surrender of this Security in whole or in part, together with any required funds, under the circumstances described in and in the manner provided in the Indenture. This Security shall be convertible only upon the occurrence of one of the following events:

(i)             during any calendar quarter commencing after June 30, 2004, if the Closing Price of the Common Stock exceeds $20.41 (subject to adjustment) (the “Market Price Threshold”) for at least 20 Trading Days in the 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding calendar quarter (it being understood for purposes of this clause (i) that the Market Price Threshold in effect at the close of business on each of the 30 consecutive Trading Days shall be used);

(ii)          on and after March 15, 2011, if the Closing Price of the Common Stock exceeds the Market Price Threshold on any Trading Day on or after March 15, 2011;

(iii)       during the five Business Day period after any five consecutive Trading Day period in which the Trading Price per $1,000 original principal amount of the Notes for each day of such five Trading Day period was less than 98% of the product of the Closing Price of the Common Stock and the number of shares of Common Stock issuable upon conversion of $1,000 original principal amount of the Notes; provided that if on the date of any conversion pursuant to this clause (iii) the Closing Price of the Common Stock is greater than the Conversion Price, a Holder shall receive, in lieu of Common Stock based on the Conversion Price, cash or Common Stock or a combination of cash and Common Stock, at the Company’s option, with a value equal to the accreted principal amount of the Holder’s Notes plus accrued and unpaid interest, including contingent interest, if any, as of the conversion date (such amount, the “Principal Value Conversion Amount”, and such conversion, a “Principal Value Conversion”);

(iv)      during the period from the date of any Redemption Date Notice to the close of business on the Business Day immediately prior to the Redemption Date, unless the Company fails to make payment on the Redemption Date, in which case until the date the Company shall pay the Redemption Price;

(v)         during any period in which the Notes are rated at or below either CCC+ by Standard & Poor’s Ratings Group or its successor entity, or Caa1 by Moody’s Investors Service or its successor entity; provided that the Company shall be under no obligation to have the Notes rated;

(vi)      during the period from the opening of business on the date the Company gives Advance Notice of a Fundamental Change to the close of business on the 10th Trading Day from and including the date the Company gives a Fundamental Change Notice or publicly announces that such Fundamental Change will not take place; or

(vii)   any time on and after the date that the Company gives notice to the Holders of a Specified Distribution, which shall be not less than 20 days prior to the commencement of ex-dividend trading for such Specified Distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the commencement of ex-dividend trading or the date the Company publicly announces that such Specified Distribution will not take place.  A “Specified Distribution” means the Company distributes to all holders of its Common Stock (A) rights or warrants entitling them (for a period expiring within 45 days of the record date for the determination of the stockholders entitled to receive such distribution) to subscribe for or purchase shares of Common Stock, at a price per share less than the average of the Closing Price of the Common Stock for the ten Trading Days immediately preceding, but not including, the date such distribution is first publicly announced by the Company, or (B) cash or other assets, debt securities or rights to purchase its securities, where the Fair Market Value of such distribution per share of Common Stock exceeds 5% of the Closing Price of the Common Stock on the Trading Day immediately preceding the date such distribution is first publicly announced by the Company; provided that no adjustment to the Conversion Rate or the ability of a Holder of a Note to convert will be made if the Holder will otherwise participate in such Specified Distribution without conversion.

To convert this Security, a Holder must (1) complete and manually sign the conversion notice below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender this Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

The initial “Conversion Rate” is 58.7941 shares of Common Stock per $1,000 original principal amount hereof, subject to adjustment in certain events described in the Indenture, and the “Conversion Price” as of any day means the amount equal to the Accreted Principal Amount per $1,000 original principal amount of Notes divided by the number of shares of Common Stock issuable upon conversion of $1,000 original principal amount of Notes. The Company will deliver cash or a check in lieu of any fractional share of Common Stock. A Holder of this Security is not entitled to any rights of a holder of Common Stock until such Holder has converted this Security to Common Stock, and only to the extent this Security is deemed to have been converted to Common Stock under the Indenture.

In the case of a Principal Value Conversion, a Holder will receive either cash, Common Stock or a combination of cash and Common Stock, at the Company’s option, with a value equal to the Principal Value Conversion Amount.  If a Holder surrenders this Security for conversion and it is a Principal Value Conversion, the Company will notify the Holder hereof by the second Trading Day following the conversion date whether it will pay all or a portion of the Principal Value Conversion Amount in cash, Common Stock or a combination of cash and Common Stock, and in what percentage.  Any Common Stock delivered upon a Principal Value Conversion will be valued at the greater of (x) the Conversion Price on the conversion date and (y) the Closing Price of the Common Stock on the third Trading Day after the conversion date.  The Company will pay any portion of the Principal Value Conversion Amount to be paid in cash on the third Trading Day after the conversion date.  If the Company elects to deliver Common Stock to pay any portion of such Principal Value Conversion Amount, it will deliver such Common Stock on the fourth Trading Day following the conversion date.

In the case of Notes submitted for conversion in connection with a Fundamental Change pursuant to clause (vi), the Holder will also receive cash in respect of any accrued but unpaid cash interest, including contingent interest, if any, to but excluding the date of conversion.  This Security or any portion thereof surrendered for conversion during the period from the close of business on the record date for any interest payment date to the close of business on the Business Day preceding the following interest payment date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such interest payment date on the principal amount being converted; provided that no such payment need be made (i) if the company has specified a Redemption Date that is during such period, or (ii) to the extent of any interest, including  contingent interest, if any, with respect to which there is an ongoing default in payment on the Notes, if any, at the time of conversion.  Except as provided above, no payment or other adjustment shall be made for interest accrued on this Security converted or for dividends on any shares issued upon the conversion of such Security as provided herein and in the Indenture.

Pursuant to the terms and conditions described in the Indenture, the Conversion Rate will be adjusted for dividends or distributions on Common Stock payable in Common Stock or other capital stock of the Company; subdivisions or combinations of Common Stock; distributions to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price less than the Current Market Price on the date fixed for determination of stockholders entitled to receive such rights or warrants; distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary); and tender or exchange offers made by the Company or any Subsidiary for all or any portion of the Common Stock. However, no adjustment need be made if Holders will participate in the distribution or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.  Whenever the Conversion Rate shall be adjusted, the Market Price Threshold shall be adjusted by multiplying such amount by a fraction the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversation Rate as so adjusted.

If there is any reclassification of the outstanding shares of Common Stock or the Company is a party to a consolidation, merger or binding share exchange or sells all or substantially all of its assets as described in the Indenture, and if holders of the Common Stock have the right to elect the form of consideration receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance, then for purposes of the foregoing, the consideration into which each Note shall be convertible shall be deemed to equal (X) the aggregate consideration distributed in respect of all shares of the Common Stock, (Y) divided by the total number of shares of Common Stock participating in the distribution, (Z) times the number of shares of Common Stock issuable upon conversion of such Note (assuming, for such purposes, a sufficient number of authorized shares of Common Stock are available to convert all such Notes) immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance, plus, in the case of Notes converted in connection with a Fundamental Change, the Make Whole Premium with respect to such Notes, if any.

6.                                       Make Whole Premium Upon a Fundamental Change.

If a Fundamental Change occurs on or prior to March 15, 2011, the Company will pay a Make Whole Premium as described in the Indenture upon the repurchase of the Notes upon such Fundamental Change or upon the conversion of the Notes in connection with such Fundamental Change .  A “Fundamental Change” means the occurrence of any transaction, series of related transactions or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) in connection with which (A) more than 50% of the Common Stock or other capital stock or equity or voting interests in the Company is exchanged for, converted into, acquired for or constitutes the right to receive cash, securities or other property, or the Common Stock ceases to be listed on a national securities exchange or quoted on the Nasdaq National Market, or (B) the Company sells or otherwise disposes of all or substantially all of its and its subsidiaries’ assets, properties or businesses, taken as a whole.  The Make Whole Premium will be paid solely in shares of the Company’s Common Stock or in the same form of consideration into which all or substantially all of the shares of the Company’s Common Stock have been converted in connection with the Fundamental Change, valued as set forth in the Indenture.  If holders of the Company’s Common Stock have the right to elect the form of consideration received in a Fundamental Change, then for purposes of the foregoing the consideration into which a share of the Company’s Common Stock has been converted shall be deemed to equal the aggregate consideration distributed in respect of all shares of the company’s Common Stock divided by the total number of shares of Common Stock participating in the distribution.

7.                                       Repurchase at Option of Holder Upon A Fundamental Change.

This Security is subject to repurchase at the option of the Holder thereof upon a Fundamental Change at any time prior to maturity at a price equal to 100% of the Accreted Principal Amount thereof, plus accrued and unpaid cash interest, including contingent interest, if any, to but excluding the Fundamental Change Repurchase Date, payable in cash, plus a Make Whole Premium, if any, on the repurchase date (the “Fundamental Change Repurchase Date”) that is twenty (20) Trading Days from and including the Fundamental Change Notice, which notice shall be mailed on or before the fifth Trading Day after the occurrence of a Fundamental Change.  If the Fundamental Change Repurchase Date is an interest payment date, the interest payable on that interest payment date shall be paid to the holders of record of this Security instead of the holder surrendering this Security for repurchase on the repurchase date.

To have this Security repurchased upon a Fundamental Change Repurchase Date, a Holder must (1) complete and manually sign the  form entitled “Option to Elect Repurchase Upon a Fundamental Change” below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company, (2) surrender this Security to the Company at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, on or prior to the close of business on the Fundamental Change Repurchase Date, and (3) if this Security or any portion thereof is surrendered for repurchase after a Record Date but prior to the next succeeding Interest Payment Date, payment in immediately available funds or other funds acceptable to the Company, of an amount equal to the interest otherwise payable on such Interest Payment Date on the principal amount of this Security being repurchased.  The Holder shall have the right to withdraw this Security after it is so surrendered prior to the close of business on the Fundamental Change Repurchase Date.

In the event of repurchase of this Security in part only, new Notes of like tenor for the portion hereof not repurchased will be issued in the name of the Holder hereof upon the cancellation hereof.

8.                                       Repurchase at Option of the Holder.

On each of March 15, 2011 and March 15, 2014, the Holder of this Security shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof that is a multiple of $1,000 original principal amount, at a repurchase price equal to 100% of the Accreted Principal Amount thereof on such date (which shall be $1,000.00 on March 15, 2011 and $1,031.05 on March 15, 2014).  The Company must give notice of an upcoming Scheduled Repurchase Date by mail to Holders not less than 20 Trading Days prior to the Scheduled Repurchase Date.

To have this Security so repurchased on a Scheduled Repurchase Date, a Holder must (1) complete and manually sign the  form entitled “Option to Elect Repurchase Upon a Scheduled Repurchase Date” below (or complete and manually sign a facsimile of such notice) and deliver such notice to the Company, and (2) surrender this Security to the Company at the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, on or prior to the close of business on the Trading Day preceding the Scheduled Repurchase Date, and the Holder shall have the right to withdraw this Security after it is so surrendered prior to such time.

In the event of repurchase of this Security in part only, new Notes of like tenor for the portion hereof not repurchased will be issued in the name of the Holder hereof upon the cancellation hereof.

9.                                       Optional Redemption.

Beginning on March 31, 2011, the Company shall have the option to redeem the Notes, in whole or in part, for cash at a price of 100% of the Accreted Principal Amount, plus accrued and unpaid cash interest, including contingent interest, if any, to but excluding the date of redemption.  The Company may not redeem the Notes if the Company shall have failed to pay accrued but unpaid interest, including contingent interest, if any, and such failure to pay such interest shall be continuing.  The Company must give notice of the redemption by mail to Holders not less than 30 nor more than 60 days prior to the Redemption Date.

10.                                 Amendment; Waiver.

Subject to certain exceptions set forth in the Indenture, (i) the Indenture (as it relates to the Notes) or the Notes may be amended with the written consent of the Holders of at least 66-2/3% in aggregate principal amount of the Notes at the time outstanding and (ii) certain Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to add additional events of default, to provide for uncertificated Notes in addition to or in place of certificated Notes or to make any change that does not adversely affect the rights of any Holder in any material respect.

11.                                 Defaults and Remedies.

Under the Indenture, Events of Default include (i) default in the payment of the principal of or premium, if any, on any of the Notes as and when the same shall become due and payable either at Maturity or in connection with any repurchase required upon a Fundamental Change, by acceleration or otherwise; (ii) default in the payment of interest, including contingent interest, if any, on any Note when due and continuance of such default for 30 days; (iii) default in the performance, or breach, of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in the performance or breach of which is otherwise addressed) with respect to any Note and continuance of such default or breach for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by holders of not less than 25% in aggregate principal amount of the Notes; (iv) default in the Company’s obligation to convert any portion of the principal amount of a Note in accordance with its terms following exercise by the Holder of the right to convert such Note; (v) default in the Company’s obligation to provide notice upon a Fundamental Change; (vi) any event of default under any mortgage, indenture or other instrument under which any indebtedness for borrowed money in an aggregate principal amount exceeding $5,000,000 of the Company or Providian National Bank shall become due and payable, if such acceleration is not rescinded or annulled within 30 days after written notice as provided by the Indenture; (vii) certain events of bankruptcy, insolvency or reorganization of the Company; or (viii) any other event that may be specified with respect to the Notes or Securities of all series in the Indenture.

12.                                 Return of Unclaimed Funds and Securities.

The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.                                 Persons Treated As Owner.

The registered Holder hereof on the Security Register of the Company shall be deemed to be and shall be treated as the absolute owner of this Security for all purposes, including for the purpose of receiving payment on account hereof, for the conversion hereof and for all other purposes, and none of the Company, the Trustee, the Paying Agent, the Conversion Agent or any Registrar shall be affected by any notice to the contrary.

14.                                 Trustee Dealings with the Company.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.                                 No Recourse Against Others.

A director, officer, employee or stockholder, as such, of the Company shall not have any liability (except in the case of bad faith or willful misconduct) for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting this Security, the Holder hereof waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

16.                                 Authentication.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee’s Certificate of Authentication on the other side of this Security.

17.                                 Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.                                 GOVERNING LAW.

THE INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

19.                                 DEFEASANCE.

The provisions for defeasance and covenant defeasance set forth in Article XIII of the Indenture will not apply to the Notes.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or a copy of the text of this Security in larger type. Requests may be made to:

Providian Financial Corporation

201 Mission Street

San Francisco, CA 94105

Attention: Investor Relations

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we hereby assign and transfer this Security to

(Insert assignee’s social security or tax identification no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee*:

*                                         The Holder’s signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act.

CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:  ☐

To convert only part of this Security, state the original principal amount to be converted (which must be $1,000 or an integral multiple of $1,000):

$

If you want the stock certificate made out in another person’s name, fill in the form below:

(Insert other person’s social security or tax identification no.)

(Print or type other person’s name, address and zip code)

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee*:

*                                         The Holder’s signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act.

OPTION TO ELECT REPURCHASE UPON A FUNDAMENTAL CHANGE

To elect to have the Company repurchase this Security, check the box:  ☐

To elect to have the Company repurchase only part of this Security, state the original principal amount to be repurchased (which must be $1,000 or an integral multiple of $1,000):

$

If you want payment to be made to another person, fill in the form below:

(Insert other person’s social security or tax identification no.)

(Print or type other person’s name, address and zip code)

In consideration of payment of repurchase price upon the date of repurchase, I or we hereby assign and transfer this Security to the Company and irrevocably appoint                                          as agent to transfer this Security or such portion thereof set forth above on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee*:

*                                         The Holder’s signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act.

OPTION TO ELECT REPURCHASE UPON A SCHEDULED REPURCHASE DATE

To elect to have the Company repurchase this Security, check the box:  ☐

To elect to have the Company repurchase only part of this Security, state the original principal amount to be repurchased (which must be $1,000 or an integral multiple of $1,000):

$

If you want payment to be made to another person, fill in the form below:

(Insert other person’s social security or tax identification no.)

(Print or type other person’s name, address and zip code)

In consideration of payment of repurchase price upon the date of repurchase, I or we hereby assign and transfer this Security to the Company and irrevocably appoint                                          as agent to transfer this Security or such portion thereof set forth above on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee*:

*                                         The Holder’s signature must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act.